Exhibit 99.1

HUTCHINSON TECHNOLOGY REPORTS FOURTH QUARTER RESULTS

Low Manufacturing Yields Contribute to Loss

HUTCHINSON, Minn., Oct. 31, 2013 -- Hutchinson Technology Incorporated (NASDAQ: HTCH) today reported suspension assembly shipments of 102.6 million for its fiscal fourth quarter ended September 29, 2013, up from 99.3 million in the preceding quarter. The company reported a net loss of $14.6 million, or $0.53 per share, on net sales of $63.7 million.  The net loss for the fiscal 2013 fourth quarter included a $1.7 million impairment of BioMeasurement inventory, $900,000 of site consolidation costs, $800,000 of non-cash interest expense and a $100,000 foreign currency loss.  Excluding these items, the company’s fiscal 2013 fourth quarter net loss totaled $11.0 million, or $0.40 per share.

In the preceding quarter, the company reported a net loss of $15.9 million, or $0.59 per share, on net sales of $61.3 million.  The net loss for the fiscal 2013 third quarter included a $3.4 million foreign currency loss, $750,000 of non-cash interest expense and $600,000 of site consolidation costs.  Excluding these items, the company’s fiscal 2013 third quarter net loss totaled $11.1 million, or $0.41 per share.

The company incurred a gross loss of $400,000, or 1% of net sales, in the fiscal 2013 fourth quarter, compared with a gross profit of $1.4 million, or 2% of net sales, in the preceding quarter.  Excluding the impairment of BioMeasurement inventory, gross profit in the 2013 fourth quarter would have been $1.4 million, or 2% of net sales, reflecting the impact of the low yields that resulted from the manufacturing issues noted below.

“While we resolved the previously reported process issues encountered in our third quarter, we missed our operational targets in two areas during the fourth quarter," said Rick Penn, Hutchinson Technology's president and chief executive officer.  “At our Thailand assembly operation, the aggressive ramp, combined with a heavier mix of new dual-stage actuated (DSA) programs, put pressure on our yields and efficiencies and caused them to come in lower than planned.  We have intensified our support and expect improved operational performance as we ramp additional programs and continue to transition more assembly production to Thailand."  Penn said the company also experienced low yields in the last month of the quarter from a manufacturing issue in its components operation that has since been corrected.  He noted that neither of the issues impacted suspension assembly shipments to customers.  "Although we are disappointed with these manufacturing issues, we have addressed them and are confident our operational performance will improve going forward," said Penn.

Average selling price in the fiscal 2013 fourth quarter was $0.60 compared to $0.59 in the preceding quarter.  DSA suspension assemblies accounted for 23% of fourth quarter shipments, up from 20% in the preceding quarter, and are expected to account for about 25% of volume in the fiscal 2014 first quarter.

Output from the company’s Thailand assembly operation accounted for 48% of assembly production in the fiscal 2013 fourth quarter, up from 35% in the preceding quarter.  The company expects 55% to 60% of assembly production to come from its Thailand operation in the fiscal 2014 first quarter.

Cash and investments at the end of the 2013 fourth quarter totaled $40.6 million, up from $37.5 million at the end of the preceding quarter.  Cash generated by operations in the fourth quarter totaled $3.0 million and capital spending in the quarter totaled $3.8 million.  Outstanding borrowings on the company’s revolving line of credit totaled $4.0 million at the end of the fiscal 2013 fourth quarter compared with zero at the end of the preceding quarter.

Penn said the company expects its suspension assembly shipments in the fiscal 2014 first quarter to be flat to up 5% compared with the fiscal 2013 fourth quarter.  Average selling price is expected to stay relatively flat, as increasing shipments of DSA suspensions are offset by a transition from development pricing to high-volume pricing on DSA suspensions.

"Although we faced some challenges this past quarter, we remain well positioned to meet our customers' advancing requirements," said Penn.  "As our execution improves and we move through fiscal 2014, we expect to realize the benefits from transitioning more assembly production to Thailand, consolidating our U.S. operations and continuing to improve our overall cost structure.  Looking longer-term, we are confident our business can generate attractive profitability and free cash flow as our volume grows."

Hutchinson Technology to Host Conference Call
The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time today.  Individual investors and news media may participate in the conference call live via the webcast, which will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com/investors.  Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software.

About Hutchinson Technology
Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems.  As a key worldwide supplier of suspension assemblies for disk drives, the company’s products help customers improve overall disk drive performance and meet the demands of an ever-expanding digital universe.

Cautionary Note Regarding Forward-Looking Statements
This announcement contains forward-looking statements, including statements regarding demand for and shipments of the company’s products, product mix, pricing, production capability and costs, operating performance, operations in Thailand and the United States, cost reductions and financial results.  The company does not undertake to update its forward-looking statements.  These statements involve risks and uncertainties.  The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, changes in demand for our products, market acceptance of new products, the company’s ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in storage capacity requirements, changes in expected data density, changes in the company’s ability to operate its assembly operation in Thailand, changes in the company’s ability to reduce costs and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

INVESTOR CONTACT:	MEDIA CONTACT:
Chuck Ives	Connie Pautz
Hutchinson Technology Inc.	Hutchinson Technology Inc.
320-587-1605	320-587-1823

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Net sales	$63,659	$63,626	$249,596	$248,589
Cost of sales	64,031	63,867	233,171	245,068
Gross (loss) profit	(372)	(241)	16,425	3,521

Research and development expenses	3,695	4,088	14,621	16,474
Selling, general and administrative expenses	5,709	6,866	23,676	28,398
Site consolidation and severance expenses	885	-	2,873	(711)
Debt refinancing costs	-	201	-	4,127
Flood related costs, net of Insurance recoveries	-	546	-	(4,640)
Loss from operations	(10,661)	(11,942)	(24,745)	(40,127)

Other (expense) income, net	(108)	1,273	(550)	1,646
Gain on extinguishment of long-term debt	-	-	4,986	5,897
Interest Income	14	39	98	131
Interest expense	(3,750)	(4,016)	(15,121)	(16,551)
Gain on short- and long-term investments	-	-	272	567
Loss before income taxes	(14,505)	(14,646)	(35,060)	(48,437)

Provision for income taxes	50	85	16	205

Net loss	$(14,555)	$(14,731)	$(35,076)	$(48,642)

Basic loss per share	$(0.53)	$(0.62)	$(1.35)	$(2.06)

Diluted loss per share	$(0.53)	$(0.62)	$(1.35)	$(2.06)

Weighted-average common shares outstanding	27,568	23,884	25,981	23,565

Weighted-average diluted shares outstanding	27,568	23,884	25,981	23,565

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets - Unaudited
(In thousands, except shares data)

	September 29,	September 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$39,403	$53,653
Short-term investments restricted	1,200	1,200
Trade receivables, net	21,680	21,438
Other receivables	3,214	3,880
Inventories	44,285	41,432
Other current assets	6,383	7,203
Total current assets	116,165	128,806
Property, plant and equipment, net	186,914	202,468
Other assets	3,596	5,014
Total assets	$306,675	$336,288

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of short- and long-term debt,
net of discount	$3,980	$11,698
Current portion of capital lease obligation	1,122	-
Accounts payable	23,535	13,982
Accrued expenses	6,066	6,350
Accrued compensation	9,251	9,656
Total current liabilities	43,954	41,686
Long-term debt, net of discount	123,023	125,232
Capital lease obligation	2,968	-
Other long-term liabilities	2,497	1,540
Shareholders' equity:
Common stock $.01 par value, 100,000,000 shares
authorized, 27,581,000 and 23,900,000
issued and outstanding	276	239
Additional paid-in capital	431,909	430,448
Accumulated other comprehensive loss	(148)	(129)
Accumulated loss	(297,804)	(262,728)
Total shareholders' equity	134,233	167,830
Total liabilities and shareholders' equity	$306,675	$336,288

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows - Unaudited
(Dollars in thousands)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	September 29,	September 30,
	2013	2012
Operating activities:
Net loss	$(35,076)	$(48,642)
Adjustments to reconcile net loss to
cash provided by operating activities:
Depreciation and amortization	38,891	41,459
Stock-based compensation	1,140	1,979
Gain on short- and long-term investments	(272)	(567)
Loss on disposal of assets	98	418
Asset impairment charge	-	8,537
Non-cash interest expense	3,335	5,467
Gain on extinguishment of debt	(4,986)	(5,897)
Severance and site consolidation expenses	-	(1,741)
Changes in operating assets and liabilities	2,955	37,079
Cash provided by operating activities	6,085	38,092

Investing activities:
Capital expenditures	(18,880)	(27,880)
Proceeds from sale/leaseback of equipment	5,025	-
Change in restricted cash	1,698	(2,799)
Purchases of marketable securities	(1,200)	(2,813)
Sales / maturities of marketable securities	1,472	3,789
Cash used for investing activities	(11,885)	(29,703)

Financing activities:
Net proceeds from issuance of common stock	358	-
Repayments of capital lease	(783)	-
Repayments of revolving credit line	(237,525)	(311,771)
Proceeds from revolving credit line	241,505	301,362
Repayments of debt	(23,470)	(37,154)
Proceeds from private placement of debt	11,590	39,400
Debt refinancing costs	(359)	(4,127)
Cash used for financing activities	(8,684)	(12,290)

Effect of exchange rate changes on cash	234	-

Net decrease in cash and cash equivalents	(14,250)	(3,901)

Cash and cash equivalents at beginning of period	53,653	57,554

Cash and cash equivalents at end of period	$39,403	$53,653

Hutchinson Technology Incorporated
Loss Per Share Calculation - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Net loss (A)	$(14,555)	$(14,731)	$(35,076)	$(48,642)

Weighted average common shares outstanding (B)	27,568	23,884	25,981	23,565
Dilutive potential common shares	-	-	-	-
Weighted average common and diluted shares
outstanding (C)	27,568	23,884	25,981	23,565

Basic loss per share [(A)/(B)]	$(0.53)	$(0.62)	$(1.35)	$(2.06)
Diluted loss per share [(A)/(C)]	$(0.53)	$(0.62)	$(1.35)	$(2.06)

Hutchinson Technology Incorporated
Reconciliation of Non-GAAP to GAAP Financial Measures - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fourteen Weeks Ended
	September 29,	June 30,	September 30,
	2013	2013	2012

Net loss - GAAP	$(14,555)	$(15,866)	$(14,731)
Add BioMeasurment inventory impairment	1,747	-	-
Add foreign currency loss	122	3,368	-
Subtract foreign currency gain	-	-	(738)
Add non-cash interest expenses	765	749	980
Add site consolidation expenses	885	638	-
Add flood-related costs	-	-	546
Add debt refinancing costs	-	-	201
Net loss - Adjusted	$(11,036)	$(11,111)	$(13,742)

Net loss per common share – GAAP:

Basic loss per share	$(0.53)	$(0.59)	$(0.62)
Diluted loss per share	$(0.53)	$(0.59)	$(0.62)

Net loss per common share – Adjusted:

Basic loss per share	$(0.40)	$(0.41)	$(0.58)
Diluted loss per share	$(0.40)	$(0.41)	$(0.58)

Weighted average common and common equivalent shares outstanding:

Basic	27,568	27,084	23,884
Diluted	27,568	27,084	23,884

Net loss per common share basic and diluted, is calculated by dividing net income by weighted average common and common equivalent shares outstanding basic and diluted, respectively.